Exhibit 99.1

MoneyGram International Reports First Quarter 2016 Financial Results

- Q1 double-digit constant currency revenue and adjusted EBITDA growth

-- Total Company revenue +10% vs. LY

-- Adjusted EBITDA +29% vs. LY

- Q1 money transfer constant currency revenue +12% vs. LY

DALLAS, April 29, 2016 /PRNewswire/ -- MoneyGram (NASDAQ:MGI) today reported financial results for its first quarter ended March 31, 2016.

"We delivered strong revenue and adjusted EBITDA growth in the quarter. Our strategic focus on targeted corridor development, optimization of the customer experience, and prudent expense controls were key to these results," said Alex Holmes, MoneyGram's chief executive officer. "While global markets continue to be impacted by political and economic instability, we are navigating through these challenges and remain comfortable with our full year 2016 constant currency revenue outlook of 8%-10% growth. Given our outperformance in the first quarter, we are increasing our outlook for full year constant currency adjusted EBITDA growth to 9%-11%."

First Quarter Financial Results

  Total revenue for the first quarter was $358.4 million, an increase of 8% on a reported basis and 10% on a constant currency basis.
  The Company reported EBITDA of $58.5 million and pre-tax income of $11.8 million.
  Adjusted EBITDA was $69.8 million, an increase of 28% on a reported basis and 29% on a constant currency basis.  Adjusted EBITDA benefited from incremental foreign currency income, favorable commission rates, and lower marketing spend.  Adjusted EBITDA margin was 19.5%.
  Adjusted diluted earnings per share was $0.17. Diluted loss per share was ($0.07) which included tax expense of $7.7 million, or $0.12, related to the settlement of certain prior year U.S. tax deductions.
  Adjusted Free Cash Flow for the quarter was $31.6 million.

First Quarter Money Transfer Highlights

  Money transfer transactions grew 7% in the first quarter.
  Money transfer revenue was $316.2 million, representing 10% growth on a reported basis and 12% growth on a constant currency basis compared to the prior year.
  Money transfer revenue growth reflects the continued strength in the Company's Non-U.S. and U.S. Outbound sends.
    Non-U.S. revenue grew 16% led by Africa and Western Europe.
    U.S. Outbound revenue grew 11% led by sends to Latin America and Africa.
    U.S. to U.S. revenue declined 1% primarily due to lower volume of transactions under $100.
  Money transfer revenue from U.S. Outbound and Non-U.S. sends grew 15% on a constant currency basis in the quarter and accounted for 87% of total money transfer revenue.

First Quarter Digital Highlights

  Customer adoption of MoneyGram's award-winning innovative kiosks and moneygram.com, mobile solutions and account deposit services led to solid Digital money transfer results in the first quarter.
    Digital money transfer transactions increased 23%, and represented 15% of total money transfer transactions.
    Digital money transfer revenue grew 31% over the prior year, and represented 13% of money transfer revenue.
    moneygram.com attracted more than 225,000 new active customers.

Full Year 2016 Outlook

For the full year 2016, the Company's estimate of 8%-10% constant currency revenue growth is unchanged. Due to the first quarter outperformance, the Company is increasing its outlook for full year constant currency adjusted EBITDA growth to 9%-11%.

Forward-Looking Statements

This release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements with respect to, among other things, the financial condition, results of operations, plans, objectives, future performance and business of MoneyGram and its subsidiaries. Forward-looking statements can be identified by words such as "believes," "estimates," "expects," "projects," "plans," "anticipates," "intends," "continues," "will," "should," "could," "may," "would," "goals" and other similar expressions. These forward-looking statements speak only as of the date they are made, and MoneyGram undertakes no obligation to publicly update or revise any forward-looking statement, except as required by federal securities law. These forward-looking statements are based on management's current expectations and are subject to certain risks, uncertainties and changes in circumstances due to a number of factors. These factors include, but are not limited to: our ability to compete effectively; our ability to maintain key agent or biller relationships, or a reduction in business or transaction volume from these relationships, including our largest agent, Walmart, whether through the introduction by Walmart of a competing "white label" branded money transfer product or otherwise; our ability to manage fraud risks from consumers or agents; the ability of us and our agents to comply with U.S. and international laws and regulations; litigation or investigations involving us or our agents, which could result in material settlements, fines or penalties, revocation of required licenses or registrations, terminations of contracts, other administrative actions or lawsuits or negative publicity; uncertainties relating to compliance with and the impact of the deferred prosecution agreement entered into with the U.S. federal government and the effect of the deferred prosecution agreement on our reputation and business; regulations addressing consumer privacy, data use and security; our ability to successfully develop and timely introduce new and enhanced products and services or investments in unsuccessful new products, services or infrastructure changes; our offering of money transfer services through agents in regions that are politically volatile or, in a limited number of cases, are subject to certain restrictions by the Office of Foreign Assets Control; changes in tax laws or an unfavorable outcome with respect to the audit of our tax returns or tax positions, or a failure by us to establish adequate reserves for tax events; our substantial debt service obligations, significant debt covenant requirements and credit ratings; our ability to manage risks associated with our international sales and operations; major bank failure or sustained financial market illiquidity, or illiquidity at our clearing, cash management and custodial financial institutions; the ability of us and our agents to maintain adequate banking relationships; a security or privacy breach in systems, networks or databases on which we rely; disruptions to our computer network systems and data centers; weakened consumer confidence in our business or money transfers generally; continued weakness in economic conditions, in both the U.S. and global markets; a significant change, material slow down or complete disruption of international migration patterns; concerns regarding the financial health of certain European countries; our ability to manage credit risks from our retail agents and official check financial institution customers; our ability to retain partners to operate our official check and money order businesses; our ability to adequately protect our brand and intellectual property rights and to avoid infringing on the rights of others; our ability to attract and retain key employees; our ability to manage risks related to the operation of retail locations and the acquisition or start-up of businesses; our ability to maintain effective internal controls; our capital structure and the special voting rights provided to designees of Thomas H. Lee Partners, L.P. on our Board of Directors; any restructuring actions and cost reduction initiatives that we undertake may not deliver the expected results and these actions may adversely affect our business; and the risks and uncertainties described in the "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" sections of MoneyGram's public reports filed with the SEC, including MoneyGram's annual report on Form 10-K for the year ended December 31, 2015.

Non-GAAP Measures

In addition to results presented in accordance with GAAP, this news release and related tables include certain non-GAAP financial measures, including a presentation of EBITDA (earnings before interest, taxes, depreciation and amortization, including agent signing bonus amortization), Adjusted EBITDA (EBITDA adjusted for significant items), Adjusted EBITDA margin, Adjusted Free Cash Flow (Adjusted EBITDA less cash interest, cash taxes, cash payments related to an IRS tax matter, and cash payments for capital expenditures and agent signing bonuses), constant currency measures (which assume that amounts denominated in foreign currencies are translated to the U.S. dollar at rates consistent with those in the prior year), adjusted diluted earnings per share and adjusted net income. In addition, we present adjusted operating income and adjusted operating margin for our two reporting segments. The following tables include a full reconciliation of non-GAAP financial measures to the related GAAP financial measures. The equivalent GAAP financial measures for projected results are not provided as we are not able to predict results inclusive of currency changes.

We believe that these non-GAAP financial measures provide useful information to investors because they are an indicator of the strength and performance of ongoing business operations. These calculations are commonly used as a basis for investors, analysts and other interested parties to evaluate and compare the operating performance and value of companies within our industry. Finally, EBITDA, Adjusted EBITDA, Adjusted EBITDA margin, Adjusted Free Cash Flow, constant currency, adjusted diluted earnings per share and adjusted net income figures are financial and performance measures used by management in reviewing results of operations, forecasting, allocating resources or establishing employee incentive programs. Although MoneyGram believes the above non-GAAP financial measures enhance investors' understanding of its business and performance, these non-GAAP financial measures should not be considered in isolation or as substitutes for the accompanying GAAP financial measures.

Description of Tables

Table One	–	Condensed Consolidated Statements of Operations
Table Two	–	Segment Results
Table Three	–	Segment Reconciliations
Table Four	–	EBITDA, Adjusted EBITDA, Adjusted EBITDA Margin and Adjusted Free Cash Flow
Table Five	–	Adjusted Net Income and Adjusted Diluted EPS
Table Six	–	Condensed Consolidated Balance Sheets
Table Seven	–	Condensed Consolidated Statement of Cash Flows

Conference Call

MoneyGram International will host a conference call today at 8:00 a.m. CT, 9:00 a.m. ET, to discuss its results. Alex Holmes, chief executive officer, and Larry Angelilli, chief financial officer, will host the call.

Participant Dial-In Numbers:
U.S.:	1-888-215-6899
International:	+1-913-981-5549
Replay:	1-877-870-5176 or 1-858-384-5517
Replay ID:	1424878
Replay is available through May 6, 2016

About MoneyGram International, Inc.

MoneyGram is a global provider of innovative money transfer and payment services and is recognized worldwide as a financial connection to friends and family. Whether online, or through a mobile device, at a kiosk or in a local store, we connect consumers any way that is convenient for them. We also provide bill payment services, issue money orders and process official checks in the U.S. More information about MoneyGram International, Inc. is available at moneygram.com.

TABLE ONE
MONEYGRAM INTERNATIONAL, INC
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Three Months Ended March 31,		2016 vs
(Amounts in millions, except per share data)	2016	2015	2015

REVENUE
Fee and other revenue	$354.7	$327.7	$27.0
Investment revenue	3.7	2.9	0.8
Total revenue	358.4	330.6	27.8

Total revenue growth, as reported	8%	(12)%
Total revenue growth, constant currency	10%	(8)%

OPERATING EXPENSES
Commissions expense	162.8	153.5	9.3
Compensation and benefits	71.7	74.7	(3.0)
Transaction and operations support	64.5	70.4	(5.9)
Occupancy, equipment and supplies	15.2	15.5	(0.3)
Depreciation and amortization	21.1	14.8	6.3
Total operating expenses	335.3	328.9	6.4
OPERATING INCOME	23.1	1.7	21.4
Other expense
Interest expense	11.3	11.1	0.2
Total other expense	11.3	11.1	0.2
Income (loss) before income taxes	11.8	(9.4)	21.2
Income tax expense	16.0	62.6	(46.6)
NET LOSS	$(4.2)	$(72.0)	$67.8

LOSS PER COMMON SHARE
Basic	$(0.07)	$(1.16)	$1.09
Diluted	$(0.07)	$(1.16)	$1.09

Weighted-average outstanding common shares and equivalents used in computing loss per share
Basic (1)	62.4	62.0	0.4
Diluted (1)	62.4	62.0	0.4

(1) Includes common stock equivalents of 8.9 million for the three months ended March 31, 2016 and 2015. The following weighted-average potential common shares are excluded from diluted loss per common share as their effect is anti-dilutive. All potential common shares are anti-dilutive in periods of net loss available to common stockholders

Shares related to stock options	3.0	3.7
Shares related to restricted stock units	4.1	2.7

TABLE TWO
MONEYGRAM INTERNATIONAL, INC.
SEGMENT RESULTS
(Unaudited)

Global Funds Transfer
	Three Months Ended March 31,		2016 vs
(Amounts in millions)	2016	2015	2015

Money transfer revenue	$316.2	$286.8	$29.4
Bill payment revenue	24.1	25.5	(1.4)
Total revenue	$340.3	$312.3	$28.0

Total commissions expense	$162.2	$153.3	$8.9

Operating income	$23.7	$0.2	$23.5

Operating margin	7.0%	0.1%

Money transfer revenue growth, as reported	10%	(12)%
Money transfer revenue growth, constant currency	12%	(7)%

Financial Paper Products
	Three Months Ended March 31,		2016 vs
(Amounts in millions)	2016	2015	2015

Money order revenue	$12.7	$13.1	$(0.4)
Official check revenue	5.4	5.2	0.2
Total revenue	$18.1	$18.3	$(0.2)

Total commissions expense	$0.6	$0.2	$0.4

Operating income	$4.5	$5.4	$(0.9)

Operating margin	24.9%	29.5%

TABLE THREE
MONEYGRAM INTERNATIONAL, INC.
SEGMENT RECONCILIATIONS
(Unaudited)

Global Funds Transfer
	Three Months Ended March 31,		2016 vs
(Amounts in millions)	2016	2015	2015

Revenue (as reported)	$340.3	$312.3	$28.0

Adjusted operating income	$32.9	$19.3	$13.6

Reorganization and restructuring costs (1)	—	(8.4)	8.4
Compliance enhancement program	(2.8)	(5.1)	2.3
Direct monitor costs	(1.9)	(1.9)	—
Stock-based compensation expense	(4.5)	(3.7)	(0.8)
Total adjustments	(9.2)	(19.1)	9.9

Operating income (as reported)	$23.7	$0.2	$23.5

Adjusted operating margin	9.7%	6.2%
Total adjustments	(2.7)%	(6.1)%
Operating margin (as reported)	7.0%	0.1%

Financial Paper Products
	Three Months Ended March 31,		2016 vs
(Amounts in millions)	2016	2015	2015

Revenue (as reported)	$18.1	$18.3	$(0.2)

Adjusted operating income	$5.2	$7.2	$(2.0)

Reorganization and restructuring costs (1)	—	(1.0)	1.0
Compliance enhancement program	(0.2)	(0.4)	0.2
Stock-based compensation expense	(0.5)	(0.4)	(0.1)
Total adjustments	(0.7)	(1.8)	1.1

Operating income (as reported)	$4.5	$5.4	$(0.9)

Adjusted operating margin	28.7%	39.3%
Total adjustments	(3.9)%	(9.8)%
Operating margin (as reported)	24.9%	29.5%

(1) Reorganization and restructuring costs are no longer being adjusted effective January 1, 2016.

TABLE FOUR
MONEYGRAM INTERNATIONAL, INC.
EBITDA, ADJUSTED EBITDA, ADJUSTED EBITDA MARGIN AND ADJUSTED FREE CASH FLOW
(Unaudited)

	Three Months Ended March 31,		2016 vs
(Amounts in millions)	2016	2015	2015

Income (loss) before income taxes	$11.8	$(9.4)	$21.2
Interest expense	11.3	11.1	0.2
Depreciation and amortization	21.1	14.8	6.3
Amortization of agent signing bonuses	14.3	14.6	(0.3)
EBITDA	58.5	31.1	27.4

Significant items impacting EBITDA:
Stock-based, contingent and incentive compensation (1)	6.2	6.1	0.1
Compliance enhancement program	3.0	5.5	(2.5)
Direct monitor costs	1.9	1.9	—
Legal and contingent matters (2)	0.2	0.1	0.1
Reorganization and restructuring costs (3)	—	9.9	(9.9)
Adjusted EBITDA	$69.8	$54.6	$15.2

Adjusted EBITDA margin (4)	19.5%	16.5%	3.0%

Adjusted EBITDA growth, as reported	28%
Adjusted EBITDA growth, constant currency adjusted	29%

Adjusted EBITDA	$69.8	$54.6	$15.2
Cash payments for interest	(10.4)	(10.4)	—
Cash taxes, net	(2.4)	(7.6)	5.2
Cash payments for capital expenditures	(18.0)	(26.9)	8.9
Cash payments for agent signing bonuses	(7.4)	(44.0)	36.6
Adjusted Free Cash Flow	$31.6	$(34.3)	$65.9

(1) Stock-based compensation, contingent performance awards and certain incentive compensation.
(2) Fees and expenses related to certain legal and contingent matters.
(3) Reorganization and restructuring costs are no longer being adjusted effective January 1, 2016.
(4) Adjusted EBITDA margin is calculated as Adjusted EBITDA divided by total revenue.

TABLE FIVE
MONEYGRAM INTERNATIONAL, INC.
ADJUSTED NET INCOME and ADJUSTED DILUTED EPS
(Unaudited)

	Three Months Ended March 31,
(Amounts in millions, except per share data)	2016	2015

Net loss	$(4.2)	$(72.0)

Total adjustments (1)	11.3	23.5

Tax impacts of adjustments (2)	(4.1)	(8.6)
Tax adjustments (3)	7.7	63.7
Adjusted net income	$10.7	$6.6

Diluted loss per common share	$(0.07)	$(1.16)

Diluted adjustments per common share	0.24	1.27

Diluted adjusted earnings per common share	$0.17	$0.11

Diluted weighted-average outstanding common shares and equivalents	62.4	62.0

(1) See summary of adjustments in Table Four - EBITDA, Adjusted EBITDA, Adjusted EBITDA Margin and Adjusted Free Cash Flow.
(2) Tax rates used to calculate the tax expense impact are based on the nature of each adjustment.
(3) Represents adjustments to income tax expense for the IRS tax litigation matter and a change to an uncertain tax position.

TABLE SIX
MONEYGRAM INTERNATIONAL, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)

(Amounts in millions, except share data)	March 31, 2016	December 31, 2015
ASSETS
Cash and cash equivalents	$141.5	$164.5
Settlement assets	3,311.2	3,505.6
Property and equipment, net	195.5	199.7
Goodwill	442.2	442.2
Other assets	189.6	193.2
Total assets	$4,280.0	$4,505.2

LIABILITIES
Payment service obligations	$3,311.2	$3,505.6
Debt	940.8	942.6
Pension and other postretirement benefits	94.0	96.3
Accounts payable and other liabilities	158.3	183.5
Total liabilities	4,504.3	4,728.0

STOCKHOLDERS' DEFICIT
Participating convertible preferred stock - series D, $0.01 par value, 200,000 shares authorized, 71,282 issued at March 31, 2016 and December 31, 2015	183.9	183.9
Common stock, $0.01 par value, 162,500,000 shares authorized, 58,823,567 shares issued at March 31, 2016 and December 31, 2015	0.6	0.6
Additional paid-in capital	1,007.4	1,002.4
Retained loss	(1,260.1)	(1,226.8)
Accumulated other comprehensive loss	(46.7)	(48.7)
Treasury stock: 5,061,263 and 5,612,188 shares at March 31, 2016 and December 31, 2015, respectively	(109.4)	(134.2)
Total stockholders' deficit	(224.3)	(222.8)
Total liabilities and stockholders' deficit	$4,280.0	$4,505.2

TABLE SEVEN
MONEYGRAM INTERNATIONAL, INC.
CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS
(Unaudited)

	Three Months Ended March 31,
(Amounts in millions)	2016	2015

CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(4.2)	$(72.0)
Adjustments to reconcile net loss to net cash used in operating activities	3.6	26.0
Net cash used in operating activities	(0.6)	(46.0)

CASH FLOWS FROM INVESTING ACTIVITIES
Purchases of property and equipment	(18.0)	(26.9)
Net cash used in investing activities	(18.0)	(26.9)

CASH FLOWS FROM FINANCING ACTIVITIES
Principal payments on debt	(2.5)	(2.5)
Stock repurchase	(1.9)	—
Net cash used in financing activities	(4.4)	(2.5)
NET CHANGE IN CASH AND CASH EQUIVALENTS	(23.0)	(75.4)

CASH AND CASH EQUIVALENTS—Beginning of period	164.5	250.6
CASH AND CASH EQUIVALENTS—End of period	$141.5	$175.2

CONTACT:
MoneyGram International, Inc.
Suzanne Rosenberg
214-979-1400
ir@moneygram.com

Media Relations:
Michelle Buckalew
214-979-1418
media@moneygram.com

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